UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2026

SELECTIS HEALTH, INC.

(Exact Name of Registrant as Specified in its Charter)

Utah	0-15415	87-0340206
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification number)

        600 17th Street, Suite 2800 South, Denver, CO. 80202

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (720) 680-0808

(Former name or former address, if changed since last report)

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

Effective May 14, 2026 the Board of Directors of Selectis Health, Inc., a Utah corporation (the “Company”) and Adam Desmond (“Desmond”) agreed that he would resign all positions with the Company including CEO, CFO of the Company and a member of the Board of Directors. A Separation Agreement and Release has been drafted and signed and is filed herewith as Exhibit 10.1.

On May 15, 2026, the Board of Directors of the Company appointed Krystal Eckhart to serve as the Company’s Interim CEO and CFO. Ms. Eckhart currently serves as a Vice President of the Company. Below is the biographical information for Ms. Eckhart.

Krystal Eckhart, age 41, is an accomplished healthcare revenue cycle and financial operations leader with 15+ years of progressive management experience across skilled nursing facilities and multi-state healthcare organizations. Ms. Eckhart has worked with the Company in various capacities since 2016. Currently she serves as a Vice President of Revenue Management, specializing in Lead Medicare and Medicaid operations for 9 multi-state healthcare facilities; overseeing SEC audits, financial reporting, AR/AP operations, and acquisition-related financial processes. She also manages corporate and facility-level employees through training, performance oversight, and operational support. Prior to holding this position Ms. Eckhart served as the Director of Accounts Receivable for the Company focusing on directing Medicare, Managed Care, and Medicaid billing operations in Oklahoma and Georgia; supervising business office managers and maintaining oversight of resident trust accounts; managing audits, aging reviews, month-end close processes, and corporate reporting functions.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description
10.1	Separation Agreement and Release
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Selectis Health, Inc. (Registrant)

Dated: May 20, 2026	/s/ Clifford L. Neuman
Clifford L. Neuman, Director